UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2018 (July 25, 2018)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events

As previously disclosed, on June 21, 2018, WillScot Corporation, a Delaware corporation (the “Company”) and our newly-formed acquisition subsidiary, Mason Merger Sub, Inc., a Delaware corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Modular Space Holdings, Inc., a Delaware corporation (“ModSpace”), and NANOMA LLC, solely in its capacity as the representative of the Holders (as defined therein), pursuant to which Merger Sub will merge with and into ModSpace (the “Merger”) with ModSpace as the surviving entity in the Merger and continuing as our indirect subsidiary (the “ModSpace Acquisition”).  Item 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2018 contains additional details regarding the ModSpace Acquisition, including a copy of the Merger Agreement which was included therewith.

In connection with the financing for the ModSpace Acquisition, on July 25, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Underwriters agreed to purchase 8,000,000 shares of the Company’s Class A Common Stock, par value $0.0001 (the “Common Stock”), at a price to the public of $16.00 per share (the “Offering”). The Company also granted the Underwriters an option to purchase 1,200,000 additional shares of the Common Stock. The offer and sale of the Common Stock were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (No. 333-223715).

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

The Offering closed on July 30, 2018. The net proceeds to the Company from the Offering were approximately $121.9 million. The Company intends to use the net proceeds from the Offering to pay a portion of the consideration for the ModSpace Acquisition and to pay related fees and expenses. If the ModSpace Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the current expectations of the Company’s management. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of the Company is contained in the Company’s filings with the SEC. Specifically, the Company makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2017. In addition to the risks and uncertainties set forth in the Company’s SEC filings, the forward-looking statements described in this Current Report on Form 8-K could be affected by, among other things, (i) conditions to the closing of the transaction may not be satisfied; (ii) problems may arise in successfully integrating ModSpace’s business into the Company’s current portfolio, which may result in the Company not operating as effectively and efficiently as expected; (iii) the Company may be unable to achieve expected synergies or it may take longer than expected to achieve such synergies; (iv) the transaction may involve unexpected costs or unexpected liabilities; (v) the Company may be unable to obtain regulatory approvals required for the transaction or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company; (vi) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (vi) the Company may be adversely affected by other economic, business, and/or competitive factors.

Any or all of the Company’s forward-looking statements may turn out to be wrong or differ materially from actual results. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control. The Company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated July 25, 2018, by and among WillScot Corporation, Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Allen & Overy LLP.

23.1	Consent of Allen & Overy LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley Bacon
Dated: July 30, 2018		Name: Bradley Bacon
Title: Vice President, General Counsel & Corporate Secretary